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Allscripts Announces Corporate Name Change to Veradigm Inc.

CHICAGO – JANUARY 3, 2023 – Allscripts Healthcare Solutions, Inc. announced today that, effective January 1, 2023, it has changed its name to Veradigm Inc. (NASDAQ: MDRX). Allscripts had been transitioning its solutions to the Veradigm brand during 2022, and Allscripts will now formally be known as Veradigm.

The US healthcare ecosystem – including healthcare providers, biopharma, payers, and the government – is converging around the shared goal of delivering a higher quality of patient care, more economically. Transitioning away from disconnected, dysfunctional, disparate systems, healthcare stakeholders are being driven toward interoperable, open, and connected solutions. In the new healthcare landscape, community-based, diverse data derived from the point of patient care can be translated into actionable insights, driving measurable value, and supporting a higher quality of care.

Veradigm connects over 300,000 US healthcare providers via the Veradigm Network, helping to facilitate the transition to value-based care, while representing over 170 million patients. Through its significant healthcare provider base, the Veradigm Network provides life science and health plan organizations unique access to de-identified patient data, provider connectivity and analytics at scale.

After more than two years of streamlining its corporate portfolio, all remaining Allscripts assets including electronic health records, practice management systems, and patient communication platforms are now integrated into the Veradigm Network, providing the connectivity needed to realize the vision of improved patient outcomes achieved more economically.

“Some healthcare technology companies deliver clinical data for biopharma and health plans, some help turn that data into insights, others serve healthcare providers directly by providing point-of-care clinical software and patient outreach platforms, Veradigm does it all,” said Rick Poulton, Veradigm Chief Executive Officer. “As our markets continue to evolve, completing our brand transition to Veradigm represents a capstone on our own evolution as a company. We are well-positioned to drive growth and serve each market where we compete.”

About Veradigm®

Veradigm is a healthcare technology company that drives value through its unique combination of platforms, data, expertise, connectivity, and scale. The Veradigm Network features a dynamic community of solutions and partners providing advanced insights, technology, and data-driven solutions, all working together to transform healthcare insightfully. For more information on Veradigm, visit www.veradigm.com, or find Veradigm on LinkedIn, Facebook, Twitter, and YouTube

For more information contact:

Investors:

Jenny Gelinas

312-506-1237

jenny.gelinas@allscripts.com

Media:

Concetta Rasiarmos

312-447-2466

concetta.rasiarmos@allscripts.com

© 2023 Veradigm Inc. and/or its affiliates. All rights reserved.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our 2023 outlook, our profitability initiatives, our strategic priorities and our client outcomes. These forward-looking statements are based on the current beliefs and expectations of Veradigm management, only speak as of the date that they are made and are subject to significant risks and uncertainties. Such statements can be identified by the use of words such as “future,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “will,” “would,” “could,” “can,” “may,” “look forward,” “pipeline” and similar terms. Actual results could differ significantly from those set forth in the forward-looking statements, and reported results should not be considered an indication of future performance or events.

Certain factors that could cause our actual results to differ materially from those described in the forward-looking statements include, but are not limited to: our ability to achieve the margin targets associated with our margin improvement initiatives within the contemplated time periods, if at all; the magnitude, severity, duration and impacts of the COVID-19 pandemic, along with the impacts of our responses and the responses by governments and other businesses to the pandemic, on our business, our employees, our clients and our suppliers; security breaches resulting in unauthorized access to our or our clients’ computer systems or data, including denial-of-services, ransomware or other Internet-based attacks; the failure by Practice Fusion to comply with the terms of the settlement agreements with the U.S. Department of Justice (the “DOJ”); the costs and burdens of compliance by Practice Fusion with the terms of its settlement agreements with the DOJ; additional investigations and proceedings from governmental entities or third parties other than the DOJ related to the same or similar conduct underlying the DOJ’s investigations into Practice Fusion’s business practices; our ability to recover from third parties (including insurers) any amounts paid in connection with Practice Fusion’s settlement agreements with the DOJ and related inquiries; the expected financial results of businesses acquired by us; the successful integration of businesses acquired by us; the anticipated and unanticipated expenses and liabilities related to businesses acquired by us, including the civil investigation by the U.S. Attorney’s Office involving our Enterprise Information Solutions business; other risks associated with investments and acquisitions; risks associated with disposition of the Hospitals and Large Physicians Practices Business, our failure to compete successfully; consolidation in our industry; current and future laws, regulations and industry initiatives; increased government involvement in our industry; the failure of markets in which we operate to develop as quickly as expected; our or our customers’ failure to see the benefits of government programs; changes in interoperability or other regulatory standards; our ability to maintain and expand our business with existing clients or effectively transition clients to newer products; the effects of the realignment of our sales, services and support organizations; market acceptance of our products and services; the unpredictability of the sales and implementation cycles for our products and services; our ability to manage future growth; our ability to introduce new products and services; our ability to establish and maintain strategic relationships; risks associated with investments and acquisitions; the performance of our products; our ability to protect our intellectual property rights; the outcome of legal proceedings involving us; our ability to hire, retain and motivate key personnel; performance by our content and service providers; liability for use of content; price reductions; our ability to license and integrate third-party technologies; risks related to global operations; variability of our quarterly operating results; risks related to our outstanding indebtedness; changes in tax rates or laws; business disruptions; our ability to maintain proper and effective internal controls; and asset and long-term investment impairment charges. Additional information about these and other risks, uncertainties, and factors affecting our business is contained in our filings with the Securities and Exchange Commission, including under the caption “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Qs. We do not undertake to update forward-looking statements to reflect changed assumptions, the impact of circumstances or events that may arise after the date of the forward-looking statements, or other changes in our business, financial condition or operating results over time.

© 2023 Veradigm Inc. and/or its affiliates. All rights reserved.